SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant  [X]
Filed by party other than the registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for use of the Commission only
(as permitted by Rule 14a-6(e)(2)).
[X] Definitive Proxy Statement

[ ] Definitive additional materials.

[ ] Soliciting material under Rule 14a-12.

LUCAS ENERGY, INC.
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: _____________________________
(2) Aggregate number of securities to which transaction applies: _____________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ________________________________
(4) Proposed maximum aggregate value of transaction: ____________________________________
(5) Total fee paid: ___________________________________

[  ] Fee paid previously with preliminary materials ______________________

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: __________________________

(2) Form, Schedule or Registration Statement No.: ____________________________

(3) Filing Party: ____________________________

(4) Date Filed: __________________________

LUCAS ENERGY, INC.
3555 Timmons Lane, Suite 1550
Houston, Texas 77027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 10, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Lucas Energy, Inc., a Nevada corporation (the "Company"), will be held on January 10, 2011 at 10:30 a.m. central standard time at 2000 Bering Drive, Houston, Texas 77057 (the "Annual Meeting" or the “Meeting”) for the purpose of considering and voting upon the following matters:

1.
To elect four (4) Directors to the Company's Board, each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal;

2.	To ratify the issuance of shares of common stock and the grant of options to the Company Directors in consideration for services rendered to the Company;

3.
To approve an amendment to the Company’s Articles of Incorporation to authorize the Board to issue shares of preferred stock with such designations and other rights it shall determine in its sole determination;

4.	To ratify the Board of Directors’ authority to issue a stock dividend of the Company’s common stock in a range between 2% and 10% in its sole discretion.
5.
To ratify the appointment of GBH CPAs, PC, as the Company’s independent auditors for the fiscal years ending March 31, 2011 and 2010 and GBH CPAs, PC’s report dated July 14, 2010, as filed with the Company’s Annual Report on Form 10-K for the year ended March 31, 2010; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which the Meeting may be adjourned. Only shareholders of record at the close of business on November 15, 2010 (the “Record Date”) are entitled to notice of and to vote in person or by proxy at the meeting.  However, our stock transfer books will remain open subsequent to the Record Date. At least ten days prior to the Meeting, a complete list of shareholders entitled to vote will be available for inspection by any shareholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Corporate Secretary at 3555 Timmons Lane, Suite 1550, Houston, Texas 77027.

As a shareholder of record, you are cordially invited to attend the meeting in person.  Regardless of whether you expect to be present at the meeting, please complete, sign and date the enclosed proxy and mail it promptly in the enclosed envelope.  Returning the enclosed proxy (“Proxy”) will not affect your right to vote in person if you attend the meeting.

This year, instead of mailing a printed copy of our proxy materials (including our annual report) to each shareholder of record as of the Record Date, we have decided to provide access to these materials via the Internet. This delivery method reduces the amount of paper necessary to produce these materials, as well as the costs associated with printing and mailing these materials to all shareholders. Accordingly, on November 29, 2010, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record as of the Record Date. As explained in greater detail in the Notice, all shareholders may access our proxy materials (including our Annual Report on Form 10-K for the year ended March 31, 2010) at www.iproxydirect.com/LEI or may request a printed set of our proxy materials. In addition, the Notice and website (www.iproxydirect.com/LEI) provide information on how to request to receive all future proxy materials in printed form or electronically and how to vote via mail, fax or online.

By Order of the Board of Directors

/s/ William A. Sawyer
William A. Sawyer
Chief Executive Officer

Houston, Texas
November 24, 2010

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held at 10:30 am on January 10, 2011.

The proxy statement and annual report to shareholders are available at www.iproxydirect.com/LEI.

Even though you may plan to attend the meeting in period, please execute the enclosed proxy card and mail it promptly.   A return envelop is enclosed for your convenience.  Should you attend the meeting in person, you may revoke your proxy and vote in person.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

LUCAS ENERGY, INC.
3555 Timmons Lane, Suite 1550
Houston, Texas 77027

PROXY STATEMENT

FOR AN ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 10, 2011

GENERAL

This Proxy Statement and accompanying form of proxy are being furnished to you in connection with the solicitation on behalf of the Board of Directors of LUCAS ENERGY, INC. (the "Company" and the “Board”) of proxies for use at the Annual Meeting of Shareholders to be held on January 10, 2011 (the “Annual Meeting” or the “Meeting”), and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

The Annual Meeting will be held on January 10, 2011, at 2000 Bering Drive, Houston, Texas 77057, at 10:30 a.m., central standard time. The Company's telephone number is (713) 528-1881.

On November 29, 2010, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record as of the Record Date. As explained in greater detail in the Notice, all shareholders may access our proxy materials (including our Annual Report on Form 10-K for the year ended March 31, 2010) at www.iproxydirect.com/LEI or may request a printed set of our proxy materials. In addition, the Notice and website (www.iproxydirect.com/LEI) provide information on how to request to receive all future proxy materials in printed form or electronically and how to vote via mail, fax or online.

RECORD DATE

Shareholders of record at the close of business on November 15, 2010 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 13,710,462 shares of the Company's common stock, $0.001 par value (the "Common Stock") were outstanding.  For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Beneficial Security Ownership of Management and Certain Beneficial Owners," below.

REVOCABILITY OF PROXIES

A shareholder may revoke any proxy at any time before its exercise by delivery of a written revocation to the President of the Company or a duly executed proxy bearing a later date. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the shareholder gives affirmative notice at the Meeting that the shareholder intends to revoke the proxy and vote in person.

VOTING AND SOLICITATION

All proxies will be voted in accordance with the instructions of the shareholder. If no choice is specified, the shares will be voted: (i) FOR the election of Directors as listed in Proposal No. 1 of this proxy statement; (ii) FOR the ratification of the issuance of shares of common stock and grant of options to Company Directors as listed in Proposal No. 2; (iii) FOR the approval of an amendment to Company’s Articles of Incorporation to authorize the Board to issue shares of preferred stock as described in Proposal 3; (iv) FOR the ratification of the Board of Directors’ authority to issue a stock dividend of the company’s common stock in a range between 2% and 10% and (v) FOR the ratification of GBH CPAs, PC, as the Company’s independent auditors for the fiscal years ended March 31, 2011 and 2010, and GBH CPAs, PC’s report dated July 14, 2010, as filed with the Company’s Annual Report on Form 10-K for the year ended March 31, 2010.

Each shareholder is entitled to one vote for each share of Common Stock held by him, her or it on all matters presented at the Annual Meeting. There are no shares of Preferred Stock outstanding. Shareholders do not have the right to cumulate their votes in the election of Directors.

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's Directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile. The Company may engage a proxy solicitor to act on its behalf in soliciting proxies.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

At the Annual Meeting, the presence, in person or by proxy, of shareholders holding a majority of the shares of Common Stock issued and outstanding on the Record Date shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

If a quorum is present, the affirmative vote of the holders of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required to approve any proposal submitted at the Annual Meeting, other than the election of Directors, which is required to be approved by a plurality of the votes cast, and except that the affirmative vote of a majority of the outstanding shares of Common Stock will be required to amend the Company’s Articles of Incorporation under Proposal No. 3.  Furthermore, while the Company is requesting shareholder ratification of Proposals No. 2 and No. 4, the Company is able to affect such transactions regardless of whether shareholder ratification is obtained or not.  Although the Company will include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, the Company intends to exclude abstentions and broker non-votes from the tabulation of voting results on the election of Directors or on any other issues requiring approval of a majority of the votes cast.

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT MATERIALS

Internet Availability of Proxy Statement Materials and Annual Report

Pursuant to the rules adopted by the Securities and Exchange Commission, which is referred herein as the “SEC”, the Company is required to provide access to our Proxy Statement and Form 10-K Annual Report (the “Proxy Statement Materials”) via the Internet. Accordingly, we are furnishing Proxy Statement Materials to our shareholders primarily via the Internet, rather than mailing printed copies of these materials to each shareholder. The Company believes that this new process should expedite shareholders’ receipt of materials, lower the costs incurred by the Company for the Meeting and help to conserve natural resources.

On or about November 29, 2010 (which date is at least forty (40) days prior to the Meeting), we will mail to our shareholders a Notice of Internet Availability of Proxy Statement Materials (the “Notice ”), in the form of a mailing titled “Important Notice Regarding the Availability of Proxy Statement Materials for the Shareholder Meeting To Be Held on January 10, 2011”, which contains instructions on how to access and review the Proxy Statement Materials, including this Proxy Statement and our Annual Report on Form 10-K, on a website referred to in such notice (and provided below). The Notice also contains instructions on how to vote via the Internet and how to receive a paper copy of the Proxy Statement Materials and how to instruct us to send future information and Proxy Statement materials to shareholders electronically by email. Any shareholder’s election to receive the information statement or proxy materials by email will remain in effect until such shareholder terminates the request. If you receive a Notice of Internet Availability of Proxy Statement Materials by mail, you will not receive a printed copy of the Proxy Statement Materials unless you request one. If you received a Notice of Internet Availability of Proxy Statement Materials by mail and would like to receive a printed copy of our Proxy Statement Materials, currently or on an ongoing basis, please follow the instructions included in the Notice of Internet Availability of Proxy Statement Materials, which are also provided below.

This Proxy Statement will be available at www.iproxydirect.com/LEI on or about November 29, 2010, to all shareholders entitled to vote at the Meeting. A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2010 will be made available at www.iproxydirect.com/LEI concurrently with these Proxy Statement Materials.

Only one Notice is being delivered to two or more shareholders who share an address unless the Company receives contrary instructions from one or more of the shareholders.  The Company will promptly deliver upon written or oral request a separate copy of the Notice, this Proxy Statement or the Annual Report, to a shareholder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Notice, this Proxy Statement or the Annual Report, or if in the future you would like to receive separate copies of information or proxy statements, annual reports, or notices of internet availability, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by telephoning 1-866-752-8683, by writing the Company, at Attn: Assistant Corporate Secretary, 3555 Timmons Lane, Suite 1550, Houston, Texas 77027, or by e-mail at dpierce@lucasenergy.com.

Internet Voting:

You can vote for the proposals set forth herein on the Internet prior to the Meeting.

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Go to the following website:  http://www.iproxydirect.com/LEI

Have your Notice in hand and follow the instructions therein and/or at the website above. You can also register to receive all future shareholder communications electronically, instead of in print. This means that the annual report, Proxy Statement, and other correspondence will be delivered to you electronically via e-mail in the future.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the record beneficial ownership of Common Stock of the Company as of the Record Date for the following: (i) each person or entity who is known to the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's Directors (and nominees for election as Directors); (iii) the Company's Chief Executive Officer and each of the officers ("Named Officers") named in the Summary Compensation Table herein; and (iv) all Directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined under Rule 13d-3 as promulgated under the Securities Exchange Act of 1934, as amended, by the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or dispositive power and also any shares that the individual has the right to acquire within sixty days of the Record Date through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and dispositive power (or shares such power) with respect to the shares shown as beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	J. Fred Hofheinz Chairman 3555 Timmons Lane, Suite 1550, Houston, TX 77027	875,354(1) (2)	6.35%
Common	William A. Sawyer President, CEO & Director 3555 Timmons Lane, Suite 1550, Houston, TX 77027	333,474	2.43%
Common	W. Andrew Krusen, Jr. Director 3555 Timmons Lane, Suite 1550, Houston, TX 77027	455,000(1) (3)	3.27%
Common	Peter Grunebaum Director 3555 Timmons Lane, Suite 1550, Houston, TX 77027	100,229	0.73%
Common	John O’Keefe CFO, Treasurer & Secretary 3555 Timmons Lane, Suite 1550, Houston, TX 77027	-0-	0.00%
Common	Donald L. Sytsma Former CFO & Treasurer 3555 Timmons Lane, Suite 1550, Houston, TX77027	34,500(4)	0.25%
Common	LGA, Inc. 377 S. Nevada St. Carson City, Nevada 89703	821,100	5.99%
Common	ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (5 Persons)	1,764,057	12.61%

Beneficial ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of November 15, 2010.  Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them.

(*)
Calculated based on 13,710,462 shares outstanding as of  November 15, 2010.  The beneficial ownership of each Director of the Company does not include the 12,000 shares or 24,000 options which the Board has approved the grant of as described in greater detail in Proposal 2 below, which issuances and grants have not been finalized or affected to date or any additional shares which the Company has agreed to issue, which had not been issued as of the Record Date, including 17,500 shares of common stock which we have agreed to issue to William A. Sawyer, under the Company’s 2010 Long Term Incentive Plan (the “Plan”).

(1)
Excludes indirect partial ownership (due to Mr. Hofheinz’s ownership of approximately 25.2% of El Tex Petroleum LLC and Mr. Krusen’s indirect ownership of approximately 18.8% of El Tex Petroleum LLC) of 637,887 shares owned by El Tex Petroleum LLC.

(2)	Includes warrants to purchase 83,334 shares of common stock.

(3)	Includes beneficial ownership of 230,000 shares of common stock and warrants to purchase 200,000 shares of common stock owned by Gulf Standard Energy Company LLC.

(4)	Excludes 30,000 shares which the Company has agreed to issue to Mr. Sytsma, but such shares have not been issued as of the Record Date.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

The Company's Bylaws currently provide for a Board of Directors (the “Board”) of not less than one (1) or more than fifteen (15) members. The Company's Board currently has four (4) members. The Company's management recommends the four (4) Directors listed below for election at the Meeting.  Each of the nominees has indicated his willingness to serve if elected, and each of the nominees already serves as a Director. At the Annual Meeting, shares represented by the accompanying Proxy will be voted for the election of the four (4) nominees recommended by the Company's management unless the Proxy is marked in such a manner as to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to, or for good cause will not, serve as a Director.

The Company’s Nominating Committee has reviewed the qualifications of the Director nominees and has recommended each of the nominees for election to the Board.

The following table indicates the name of each nominee/Director, and certain information regarding each nominee, including their age, principal occupation or employment, and the year in which each nominee first became a Director, if such person has previously served on the Company's Board of Directors.

Nominee	Position	Director Since	Age
J. Fred Hofheinz	Director, Chairman	September 18, 2008	72
William A. Sawyer	President, CEO, Director	April 6, 2005	62
Peter K. Grunebaum	Director	January 29, 2007	77
W. Andrew Krusen, Jr.	Director	October 8, 2009	62

All Directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.  There are no agreements with respect to the election of Directors.  We have historically compensated our Directors for service on the Board and committees thereof through the issuance of shares of common stock and nominal cash compensation for meeting fees (see also Proposal No. 2). Additionally, we reimburse Directors for expenses incurred by them in connection with the attendance at meetings of the Board and any committee thereof (as described below).  The Board appoints annually the executive officers of the Company and the executive officers serve at the discretion of the Board.  The Executive Committee of the Board, to the extent permitted under Nevada law, exercises all of the power and authority of the Board in the management of the business and affairs of the Company between meetings of the Board.

The business experience of each of the persons listed above during the past five years is as follows:

 J. FRED HOFHEINZ, CHAIRMAN OF BOARD, CHAIR OF NOMINATING COMMITTEE

Mr. Hofheinz, the former Mayor of the City of Houston (1974-1978), began his business career with his late father, Roy Hofheinz, Sr., who built the Houston Astrodome.  Mr. Hofheinz played a key role in the family real estate development projects surrounding the Astrodome, including an amusement park – Astroworld and four hotels.  He was the senior officer of Ringling Brothers Barnum and Bailey Circus, which was owned by the Hofheinz family.   In 1971, Mr. Hofheinz co-founded a closed circuit television company, Top Rank, which is now the leading professional boxing promotion firm in the nation.  He has served as President of the Texas Municipal League and served on the boards of numerous other state and national organizations for municipal government elected officials.  In addition to his law practice, Mr. Hofheinz also owned several direct interests in oil and gas companies.  He has also dealt extensively with business interests, primarily oil and gas related, in the People’s Republic of China and in the Ukraine.

For the past five years Mr. Hofheinz has been an investor and a practicing attorney with the firm of Williams, Birnberg & Anderson LLP in Houston, Texas, and the city that he served as mayor from 1974 to 1978.  While he has numerous investments in real estate, his principal investment interest is in oil and gas.  He has been actively engaged in successful exploration and production ventures, both domestic and international.  He holds a PhD in economics, from the University of Texas and takes an active interest in Houston’s civic and charitable affairs.  He was admitted to the Texas bar in 1964, having received his preparatory education at the University of Texas, (B.A., M.A., Ph.D., 1960-1964); and his Legal education at the University of Houston, (J.D., 1964).

Director Qualifications:

Mr. Hofheinz has extensive experience in the oil and gas industry and the business world in general, in particular with respect to publicly listed companies. He also has extensive academic and practical knowledge of doing business in Texas and the United States. In addition, we believe Mr. Hofheinz demonstrates personal and professional integrity, ability, judgment, and effectiveness in serving the long-term interests of the Company’s shareholders.   As such, we believe that Mr. Hofheinz is qualified to serve as a Director.

WILLIAM A. SAWYER, DIRECTOR, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Mr. Sawyer has been a Director of the Company since April 6, 2005. Mr. Sawyer has over 30 years of diversified experience in the energy industry with firms such as; ARCO, Houston Oil & Minerals, Superior Oil (Mobil), and ERCO. Mr. Sawyer founded the petroleum consulting firm of Exploitation Engineers, Inc. and his clients included private investors, independent oil companies, banking institutions, major energy and chemical companies, and the US government. In connection with Exploitation Engineers, Mr. Sawyer evaluated and managed large projects such as a private trust that held working interests in several hundred producing and non-producing oil and gas properties.  Mr. Sawyer has been an expert witness in federal court, state court, and before several state agencies in Texas and Oklahoma, and he has testified as to the fair market value of mineral interests and sub-surface storage interests.  Mr. Sawyer co-founded the Company and was originally appointed to a position with the Company on June 13, 2006.  Mr. Sawyer has served as a Director of the Company and as its chief operating officer, until his appointment to president and CEO on January 22, 2009.

Director Qualifications:

Mr. Sawyer has extensive experience in the oil and gas industry and the business world in general, in particular with respect to engineering management of mature oil wells, commercial, and reservoir management. He also has extensive academic and practical knowledge of doing business in Texas and the United States. In addition, we believe Mr. Sawyer demonstrates personal and professional integrity, ability, judgment, and effectiveness in serving the long-term interests of the Company’s shareholders. As a result of the above, we believe that Mr. Sawyer is qualified to serve as a Director.

PETER K. GRUNEBAUM – DIRECTOR, CHAIR OF AUDIT COMMITTEE

Mr. Grunebaum is an independent investment banker with over 40 years of experience in the energy sector with a specialty in exploration and production. Previously he was the Managing Director of Fortrend International, an investment firm headquartered in New York, New York, a position he held from 1989 until the end of 2003. From 2003 to present, Mr. Grunebaum has been an independent investment banker. Mr. Grunebaum is a graduate of Lehigh University, and in addition to being a board member of Lucas, he is also on the Board of Prepaid Legal Services, Inc. [NYSE:PPD] and Stonemor Partners LP. [NASDAQ: STON].

Director Qualifications:

Mr. Grunebaum has extensive experience in the oil and gas industry and the business world in general, in particular with respect to founding and funding publicly listed companies such as Devon Energy. He also has extensive academic and practical knowledge of doing business in Texas and the United States. In addition, we believe Mr. Grunebaum demonstrates personal and professional integrity, ability, judgment, and effectiveness in serving the long-term interests of the Company’s shareholders.  As a result of the above, we believe that Mr. Grunebaum is qualified to serve as a Director.

W. ANDREW KRUSEN, JR. – DIRECTOR, CHAIR OF THE COMPENSATION COMMITTEE

Mr. Krusen has been Chairman and Chief Executive Officer of Dominion Financial Group, Inc. since 1987. Dominion Financial is a merchant banking organization that provides investment capital to the natural resources, communications and manufacturing and distribution sectors.  Mr. Krusen is currently a Director and chairman of Florida Capital Group, Inc. – a Florida bank holding company, as well as Florida Capital Bank, N.A. its wholly owned subsidiary.  He also serves as a Director of publicly traded Canada Flourspar Inc., a specialty mineral concern; and Raymond James Trust Company, a subsidiary of Raymond James Financial, Inc. – and numerous privately held companies, including Beall’s Inc., Telovations, Inc., CoAdvantage Resources, Inc. and Romark Laboratories, LLC.  Mr. Krusen is a former member of the Young Presidents’ Organization, and he is currently a member of the World President’s Organization, Society of International Business Fellows and a Trustee of the International Tennis Hall of Fame.  He is past Chairman of Tampa's Museum of Science and Industry.  Mr. Krusen graduated from Princeton University in 1970.

Director Qualifications:

Mr. Krusen has extensive experience in the oil and gas industry and the business world in general, in particular with respect to founding and funding publicly listed companies. He also has extensive academic and practical knowledge of doing business in Texas and the United States. In addition, we believe Mr. Krusen demonstrates personal and professional integrity, ability, judgment, and effectiveness in serving the long-term interests of the Company’s shareholders.  As a result of the above, we believe that Mr. Krusen is qualified to serve as a Director.

Family Relationships

There are no family relationships among our Directors or executive officers.

Involvement in Certain Legal Proceedings

Our Directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses’);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Leadership Structure

The roles of Chairman and Chief Executive Officer of the Company are currently held separately. Mr. Hofheinz serves as Chairman and Mr. Sawyer serves as CEO. The Board of Directors does not have a policy as to whether the Chairman should be an independent Director, an affiliated Director, or a member of management.  Our Board believes that the Company’s current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of our Board (including Mr. Hofheinz as Chairman). It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our CEO, while enabling the independent Directors to facilitate our Board’s independent oversight of management, promote communication between management and our Board, and support our Board’s consideration of key governance matters. The Board believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Risk Oversight

        The Board exercises direct oversight of strategic risks to the Company. The Audit Committee reviews and assesses the Company’s processes to manage business and financial risk and financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks. The Compensation Committee oversees risks relating to compensation programs and policies. In each case management periodically reports to our Board or relevant committee, which provides the relevant oversight on risk assessment and mitigation.

Vote Required

The election of the Director nominees listed above requires the affirmative vote of the holders of a plurality of the outstanding voting shares of the Company, in person or by proxy.  For the election of Directors, you may vote “FOR” all nominees or withhold authority to vote for all or some of the nominees.  If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares and such non-vote will have the effect of withholding authority to vote for all of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL NO. 2
TO RATIFY THE ISSUANCE OF SHARES OF COMMON STOCK AND
THE GRANT OF OPTIONS TO THE COMPANY’S DIRECTORS IN CONSIDERATION FOR SERVICES RENDERED AND TO BE RENDERED TO THE COMPANY

The Board of Directors at a meeting held October 7, 2010 (the “Grant Date”), approved the issuance of 12,000 shares of common stock to each Director for services rendered during the April 1, 2009 to March 31, 2010 fiscal year (the “Shares”) and the grant of options to purchase 24,000 shares of common stock to each Director for services to be rendered during the April 1, 2010 to March 31, 2011 fiscal year (the “Options”) pursuant to the Company’s 2010 Long Term Incentive Plan (the “Plan”).  The Options have an exercise price of $2.07 per share, the mean of the highest and lowest trading prices of the Company’s common stock on the Grant Date, consistent with the terms of the Plan and vest to the Directors in tranches of 1/4th of such options per quarter (starting effective on April 1, 2010, the start of the 2011 fiscal year), with options to purchase 12,000 shares vesting as of the Grant Date, and options to purchase 6,000 shares of common stock vesting on December 31, 2010 and March 31, 2011, as long as such individuals remain as Directors of the Company.

At the October 7, 2010 meeting, the Board also approved the following compensation to be paid to Directors: $3,000 per regular Board meeting physically attended by Board members; $1,000 per telephonic Board Meeting; $750 to the Chairman of and $500 to each Director serving on the Compensation and Audit committees.

Although the Company does not believe that shareholder ratification of the issuance of the Shares and grant of the Options is required pursuant to applicable law, the Company is requesting that shareholders ratify the issuance of such Shares and grant of such Options regardless; although, the issuance of the Shares and grant of the Options have already been affected by the Board, and will remain in place regardless of whether such are approved by the Company’s shareholders at the Meeting or not.  Furthermore, the Board reserves the right to issue additional shares of common stock or grant additional options to officers or Directors of the Company from time to time in consideration for services rendered pursuant to and in connection with the Plan, at any time, without further shareholder approval or consent.

Terms of Shares

The Shares vested to each Director immediately upon the Board’s approval of the issuance of such Shares.

Terms of Options

Options to purchase 6,000 shares vest on each of the dates that fall three months, six months, nine months and twelve months from the Grant Date (with options to purchase 12,000 shares vesting on the Grant Date and options to purchase 6,000 shares vesting on December 31, 2010 and March 31, 2011), until each Director has vested the entire amount of the Option, provided that each Option shall vest to such Director immediately upon the occurrence of a "Change in Control" as defined under the Plan, which includes the consummation or occurrence of one or more of the following:

(i) The Company being merged into or consolidated with another corporation or entity;

(ii) The acquisition of greater than fifty (50) percent of the Company’s outstanding stock in one or a series of transactions by an entity or affiliated entities in a six month period;

(iii) All or substantially all of the assets, or interests in the assets, of the Company being acquired by another person;

(iv) A change in the majority of the Board of Directors in a six month period; or (v) The reorganization or liquidation of the Company; and

Provided further that any Director shall cease to continue to vest Options, upon the later of (a) the termination of such Director’s employment with the Company, in the event the Director is also an employee of the Company on the Grant Date, or (b) in the case the Director is a non-employee Director of the Company on the Grant Date, the date such Director ceases to serve as a Director (each a “Termination Date”), as determined by the Board in its sole discretion.

The Options expire upon the earlier of:

(i)	Ten (10) years from the Grant Date; or

(ii)
One-Hundred Eighty (180) Days after the Termination Date, if involuntarily terminated by the Company for reasons other than Cause (as defined in the Plan)(the “Termination Period Without Cause”), provided that all Options that would have vested during the Termination Period Without Cause shall continue to vest during such Termination Period Without Cause.  All remaining unvested Options on the date following the Termination Period Without Cause, and any Options that are not exercised during the Termination Period Without Cause shall be forfeited; or

(iii)
Forty-Five (45) Days after the Termination Date, if terminated by the Company for Cause (as defined in the Plan)(the “Termination Period For Cause”), provided that Options shall immediately cease vesting on such Termination Date.  All remaining unvested Options on the Termination Date, and any Options that are not exercised during the Termination Period For Cause shall be forfeited; or

(iv)
One (1) Year following the Termination Date, if such Termination Date is the result of death or Disability (as defined in the Plan), as applicable (the “Termination for Disability or Death Period”), provided that all unvested Options shall immediately vest upon such Termination Date.  All Options that are not exercised during the Termination for Disability or Death Period shall be forfeited; or

(v)
Ninety (90) Days after the Termination Date, if terminated for a reason other than as described above in Sections (ii), (iii), or (iv)(the “Other Termination Period”), provided that the Options shall immediately cease vesting on such Termination Date.  All remaining unvested Options on the Termination Date and any Options that are not exercised during the Other Termination Period shall be forfeited.

The Options have an exercise price of $2.07 per share and have cashless exercise rights.

Vote Required

The Company is requesting the approval of the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting, in person or by proxy for the ratification of the issuance of the Shares of common stock and grant of the Options as set forth above, to the Company’s Directors; provided that there is no requirement that the Company obtain such shareholder ratification for such issuances or for such grants, and such issuances and grants will be treated as issued and granted, respectively, effective as of the Grant Date, regardless of whether such Shares and Options are ratified by the shareholders at the Meeting.  For the ratification of the issuance of the Shares and grant of the Options, you may vote “FOR” or “AGAINST” or abstain from voting.  If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote “AGAINST” this proposal.  If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares and such non-vote will have the effect of a vote “AGAINST” the ratification of the issuance of the Shares and grant of the Options.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE ISSUANCE OF SHARES OF COMMON STOCK AND GRANT OF OPTIONS TO THE COMPANY’S DIRECTORS AS PROVIDED ABOVE.

  PROPOSAL NO. 3
APPROVAL OF AN AMENDMENT TO THE COMPANY’S
ARTICLES OF INCORPORATION TO AUTHORIZE THE BOARD TO
ISSUE SHARES OF PREFERRED STOCK.

The Company’s Articles of Incorporation (“Articles”) currently provide for the issuance of up to 10,000,000 shares of preferred stock, $0.001 par value per share. However, the Articles do not currently describe the voting powers, preferences and other characteristics of the preferred stock, nor do the Articles grant the Board of Directors (the “Board”) the necessary authority under Nevada law to determine such characteristics and issue shares of preferred stock.  Accordingly, an amendment to the Articles is required in order to permit the Board to issue any shares of preferred stock and to determine the characteristics of such preferred stock (the “Amendment”).  The proposed Amendment will be in substantially similar form as Exhibit A attached hereto.  The Board has determined that having the ability to issue shares of preferred stock would facilitate corporate financing and other plans which the Board believes will help foster our growth and flexibility.  The inability to do this without first obtaining shareholder approval would inhibit and delay our ability to enter into certain corporate financing transactions which might become available to us in the future.  As such, the Board has approved, subject to shareholder approval, an amendment to the Articles to authorize the Board, without further shareholder approval, to issue preferred stock in one or more series, and with such voting powers, designations, preferences, limitations, restrictions and relative rights as determined by the Board in its sole discretion. The Board believes that the complexity of modern business financing and possible future transactions require greater flexibility in our capital structure than currently exists, which flexibility can be achieved by the Board’s authority to issue preferred stock with such characteristics as it may determine in its sole discretion.

Assuming the Amendment is approved, the Board will be permitted to issue preferred stock from time to time in its sole discretion for any proper corporate purpose, including acquisitions of other businesses or properties and the raising of additional capital. Shares of preferred stock could be issued publicly or privately, in one or more series that could rank senior to our common stock with respect to dividends, voting rights and liquidation rights, have conversion or redemption rights, and/or other powers, preferences or privileges senior to our common stock. There are no present plans, understandings or agreements for, nor are we currently engaged in any negotiations that will involve, the issuance of preferred stock.

Even though not intended by the Board, the possible overall effect of the existence of preferred stock on the holders of our common stock may include the dilution of their ownership interests, the continuation of our current management, prevention of mergers with or business combinations by us and the discouragement of possible tender offers for shares of our common stock.  Furthermore, the designation of shares of our preferred stock could act to provide our preferred stock holders with voting rights senior to our common shareholders, thereby limiting our common stockholder’s ability to approve certain corporate decisions.

Upon conversion of convertible preferred stock into shares of our common stock, the voting power and percentage ownership of holders of our common stock before such conversion would be diluted, and such issuances could have an adverse effect on the market price of our common stock. Additionally, the issuance of shares of preferred stock with certain rights, preferences and privileges senior to those held by our common shareholders could diminish their rights to receive dividends, if declared by the Board, could provide such preferred stockholders preferential rights to net profit or other distributions, and could diminish or eliminate common stock shareholder’s rights to receive payments upon our liquidation.

If shares of preferred stock are issued, approval by holders of such shares, voting as a separate class, could be required prior to certain mergers with or business combinations by us. These factors could discourage attempts to purchase control of us even if such change in control may be beneficial to the holders of our common stock. Moreover, the issuance of preferred stock having general voting rights together with the common stock, to persons friendly to the Board could hypothetically make it more difficult to remove incumbent management and Directors from office, even if such changes would be favorable to shareholders generally.

If shares of preferred stock are issued with conversion rights, our attractiveness to a potential tender offeror may be diminished. The purchase of the additional shares of common stock or preferred stock necessary to gain control of us may increase the cost to a potential tender offeror and prevent the tender offer from being made, even though such offer may have been desirable to many of the holders of our common stock.

The ability of the Board, without any additional shareholder approval, to issue shares of preferred stock with such rights, preferences, privileges and restrictions as determined by the Board in their sole discretion could be employed as an anti-takeover device. The Amendment is not presently intended for that purpose and is not proposed in response to any specific takeover threat known to the Board. Furthermore, this proposal is not part of any plan by the Board to adopt anti-takeover devices, and the Board currently has no present intention of proposing anti-takeover measures in the near future. In addition, any such issuance of preferred stock in the takeover context would be subject to compliance by the Board with applicable principles of fiduciary duty.

The Board believes that the financial flexibility offered by the preferred stock outweighs any of its disadvantages. To the extent the proposal may have anti-takeover effects, the proposal may encourage persons seeking to acquire us to negotiate directly with the Board, enabling the Board to consider the proposed transaction in a non-disruptive atmosphere and to discharge effectively its obligation to act on the proposed transaction in a manner that best serves all the shareholders' interests. It is also the Board’s view that the existence of preferred stock should not discourage anyone from proposing a merger or other transaction at a price reflective of our true value and which is in the interests of its shareholders.

Additionally, the Board is required to follow the requirements of the Nevada Revised Statues and the Board’s general fiduciary duties and obligations to the shareholders of the Company in connection with the Board’s designation of any shares of preferred stock.

A copy of the proposed Amendment is attached to this proxy as Exhibit A.  In the event the Amendment is approved, an Amendment to our Articles of Incorporation in substantially the form of the Amendment attached hereto, subject to completion and revision to comply with applicable law, will be filed with the Secretary of State of Nevada.    This amendment to the Articles is being submitted for your approval pursuant to the Nevada Revised Statutes and Securities and Exchange Commission (“SEC”) rules.

No Appraisal Rights

Under Nevada law, our shareholders are not entitled to appraisal rights with respect to the authorization of a class of preferred stock.

Vote Required

The approval of the Amendment to the Articles requires the affirmative vote of the holders of a majority of the outstanding voting shares of the Company.  For the approval of this Amendment to the Articles, you may vote “FOR” or “AGAINST” or abstain from voting.  If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote “AGAINST” this amendment.  If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares and such non-vote will have the effect of a vote “AGAINST” this amendment.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE ARTICLES TO AUTHORIZE THE BOARD TO ISSUE SHARES OF PREFERRED STOCK.

PROPOSAL NO. 4
TO RATIFY THE BOARD OF DIRECTORS’ APPROVAL TO ISSUE A STOCK DIVIDEND OF THE COMPANY’S COMMON STOCK IN A RANGE FROM 2% TO 10%
 IN THE BOARD’S SOLE DISCRETION.

The Board of Directors at a meeting held October 7, 2010, approved the  issue of a stock dividend, in the sole discretion of the Board to shareholders of record of a yet to be determined record date in a range of between 2% and 10% (the “Range”), provided that such dividend does not create a tax liability for shareholders of the Company and provided that the NYSE Amex (“Amex”) approves the Company’s ability to issue such dividend (the “Stock Dividend”).  Although the Company does not believe that shareholder ratification of the proposed Dividend is required pursuant to applicable law, the Company is requesting that shareholders ratify such Dividend regardless.  Note also that the Board reserves the right to move forward with such Stock Dividend regardless of whether such Stock Dividend is approved by Company’s shareholders at the Meeting or not.  Furthermore, the Board reserves the right to issue stock dividends outside of the Range and/or to issue a cash dividend, subject to applicable regulations, at any time, subject only to applicable law and without further shareholder approval or ratification.

The effect of the Stock Dividend would be that each shareholder of the Company as of a yet to be determined record date would be issued one (1) additional share of common stock for each ten (10) to fifty (50) shares (depending on the final terms of the Stock Dividend as approved by the Board) of common stock which such shareholder holds as of the record date for the Stock Dividend.  The Board will determine at the time of the approval of the Stock Dividend (assuming the Board in its sole discretion determines it is in the best interests of the Company to move forward with the Stock Dividend) whether shareholders will receive factional shares in connection with the Stock Dividend; whether fractional shares will be rounded up or down to the nearest whole share; or whether cash will be paid for fractional shares which otherwise would be due to such shareholders of record in connection with the proposed Stock Dividend.

Our Board reserves the right, whether the Stock Dividend is approved by shareholders or not, to forego, postpone or move forward with the Stock Dividend within the Range or outside of the Range, if it determines such action is in our best interests or the best interests of our shareholders.

What Is The Purpose Of The Proposed Stock Dividend?

The Board believes that the Stock Dividend will increase the number of outstanding shares of the Company’s common stock and would therefore increase the number of shares in the Company’s public float and may improve the Company’s trading volumes and liquidity on the Amex.

How Will the Stock Dividend Affect My Rights?

The additional shares of common stock issued pursuant to the Stock Dividend will have the same rights, preferences and privileges as the shares of common stock now issued. As such, the proposed Stock Dividend will not dilute the voting power or economic value of the issued and outstanding shares of the Company’s common stock (except in the event the Board determines to round up or down or purchase fractional shares due as a result of the Stock Dividend).  Also, because the Stock Dividend will result in more shares of our common stock outstanding, the per share income/(loss), per share book value and other "per share" calculations in our quarterly and annual financial statements will be decreased proportionately with the Stock Dividend.

The Board does not consider the Stock Dividend as an anti-takeover measure and the Board does not currently contemplate recommending the adoption of any other measure that could be construed as an anti-takeover measure.

Concurrently with the effectuation of the Stock Dividend, assuming that the Board in its sole authority determines it is in the best interests of the shareholders to move forward with such Stock Dividend, and for the purposes of ensuring that all of the shares of common stock issued pursuant to the Stock Dividend are fully paid and non-assessable, the Company will adjust its financial statements in order to allocate funds to its paid up share capital equal in value to the aggregate par value of the shares of common stock issued pursuant to the Stock Dividend.

The proposed increase in the authorized shares of common stock would become effective immediately upon the filing of the Amendment with the office of the Secretary of State of the State of Nevada. We expect to file the Amendment promptly upon approval by the Shareholders.

What Are Some Of The Potential Disadvantages Of The Stock Dividend?

Reduced Trading Price. We believe that the increase in our outstanding shares of common stock as a result of the Stock Dividend may proportionately decrease the market price of our common stock, although we cannot assure you that the Stock Dividend will result in a decrease in the market price of our common stock by a factor equal to the Stock Dividend itself (between 2% and 10%), depending on what ratio of Stock Dividend our Board of Directors believes is in our best interests), or that such Stock Dividend will result in any permanent decrease in the market price of our common stock, which can be dependent upon many factors, including our business and financial performance and prospects. If the per share price does not decrease proportionately as a result of the Stock Dividend, then our overall market capitalization may be further reduced.

Increased Transaction Costs; Round Lot Rounding. The number of shares held by each individual shareholder will be increased if the Stock Dividend is approved in a ratio of  between 2% and 10%.  As such, the Stock Dividend could result in shareholders holding an “odd lot”, or less than 100 shares. A securities transaction of 100 or more shares is a “round lot” transaction of shares for securities trading purposes and a transaction of less than 100 shares is an “odd lot” transaction. Round lot transactions are the standard size requirements for securities transactions and odd lot transactions may result in higher transaction costs to the odd lot seller.

Authorized Shares; Future Financings. Upon effectiveness of the Stock Dividend, the number of authorized shares of common stock that are not issued or outstanding would decrease. As a result, we will have a decreased number of authorized but unissued shares of common stock which we may issue in financings, acquisitions or otherwise.

Vote Required

The Company is requesting the approval of the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting, in person or by proxy for ratification of the Stock Dividend; provided that there is no requirement that the Company obtain such shareholder ratification for such Stock Dividend, and the Board reserves the right to go forward with such Stock Dividend  in the future regardless of whether such Stock Dividend is ratified by the shareholders at the Meeting.  Furthermore, the Board reserves the right to issue a stock dividend outside of the Range and/or to issue a cash dividend, subject to applicable regulations, at any time.  For the approval of the Stock Dividend, you may vote “FOR” or “AGAINST” or abstain from voting.  If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote “AGAINST” this proposal.  If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares and such non-vote will have the effect of a vote “AGAINST” the ratification of the Stock Dividend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR BOARD OF DIRECTORS TO AFFECT A STOCK DIVIDEND OF THE COMPANY’S COMMON STOCK IN A RANGE OF BETWEEN 2% AND 10%.

PROPOSAL NO. 5

TO RATIFY THE APPOINTMENT OF GBH CPAS, PC, AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEARS ENDING MARCH 31, 2011 AND 2010 AND GBH CPAS, PC’S REPORT DATED JULY 14, 2010, AS FILED WITH THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2010.

The Board of Directors has selected GBH CPAs, PC (“GBH”), as independent auditors for the Company for the fiscal year ended March 31, 2011, and recommends that the shareholders vote for approval of such appointment and ratification of such previous appointment for the fiscal year ended March 31, 2010.  The Board of Directors also recommends that shareholders ratify GBH’s report dated July 14, 2010, as filed with the Company’s Annual Report on Form 10-K for the year ended March 31, 2010 (the “Report”).

The Company does not anticipate a representative from GBH to be present at the Annual Meeting. In the event that a representative of GBH is present at the Annual Meeting, the representative will have the opportunity to make a statement if he/she desires to do so and the Company will allow such representative to be available to respond to appropriate questions.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

AUDIT FEES

Our Audit Committee of the Board of Directors approves in advance the scope and cost of the engagement of an auditor before the auditor renders audit and non-audit services.

Audit Fees

The aggregate fees billed by our independent auditors, GBH, for professional services rendered for the audit  of our annual financial statements included  in our Annual  Reports on Form 10-K for the years ended March 31, 2010 and 2009, and for the review of quarterly financial statements included in our Quarterly Reports on Form 10-Q for the quarters  ending June 30, September 30, and December 31, 2009 and 2008, were:

	2010	2009
GBH CPAs, PC	$103,885	$89,525

Audit fees incurred by the Company were pre-approved by the Audit Committee.

Audit Related Fees

For the years ended March 31, 2010 and 2009, there were no fees billed for assurance and related services by GBH relating to the performance of the audit of our financial  statements which are not reported under the caption "Audit Fees" above.

Tax Fees

For the years ended March 31, 2010 and 2009, fees billed by GBH, PC for tax compliance, tax advice and tax planning were $-0- and $-0-, respectively.

We do not use the auditors for financial information system design and implementation. Such services, which include designing or implementing a system that aggregates source data underlying the financial statements or that generates information that is significant to our financial statements, are provided internally or by other service providers.  We do not engage the auditors to provide compliance outsourcing services.

The Audit Committee of the Board of Directors has considered the nature and amount of fees billed by GBH and believes that the provision of services for activities unrelated to the audit is compatible with maintaining GBH’s independence.

 All Other Fees

None.

What vote is required to ratify the appointment of GBH and approval of the Report?

For the ratification of the appointment of GBH as our independent accountants for the fiscal years ended March 31, 2011 and 2010 and for approval of the Report, you may vote “FOR” or “AGAINST” or abstain from voting.  If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote “AGAINST” such proposals.  If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares and such non-vote will have the effect of a vote “AGAINST” this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GBH , AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEARS ENDING MARCH 31, 2011 AND 2010 AND GBH’S REPORT DATED JULY 14, 2010, AS FILED WITH THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2010

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires our Directors and officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act.  Based solely on the reports received by us and on the representations of the reporting persons, we believe that all required Directors, officers and greater than ten percent shareholders complied with applicable filing requirements during the fiscal year ended March 31, 2010.

CODE OF ETHICS

The Company adopted a code of ethics (“Code”) that applies to all of its Directors, officers, employees, consultants, contractors and agents of the Company.  The Code of Ethics has been reviewed and approved by the Board of Directors.  The Company’s Code of Ethics was filed as an exhibit to the Company’s Form 10-K dated March 31, 2009 filed with the SEC on June 29, 2009 as Exhibit 14.1.  Original copies of the Code of Ethics are available, free of charge, by submitting a written request to the Company at 3555 Timmons Lane, Suite 1550, Houston, Texas 77027.

WHISTLEBLOWER PROTECTION POLICY

The Company adopted a Whistleblower Protection Policy (“Policy”) that applies to all of its Directors, officers, employees, consultants, contractors and agents of the Company. The Whistleblower Policy has been reviewed and approved by the Board of Directors. The Company’s Whistleblower Policy was filed as an exhibit to the Company’s Form 10-K dated March 31, 2009 filed with the SEC on June 29, 2009 as Exhibit 14.2. Original copies of the Whistleblower Policy are available, free of charge, by submitting a written request to the Company at 3555 Timmons Lane, Suite 1550, Houston, Texas 77027.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers.

Name	Position	Age
William A. Sawyer	President and Chief Executive Officer	62
John O’Keefe	CFO, Treasurer, and Secretary	61

WILLIAM A. SAWYER, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Information regarding Mr. Sawyer is set forth in Proposal No. 1 – Election of Directors.

JOHN O’KEEFE, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY

John O’Keefe was appointed as Chief Financial Officer, Treasurer and Secretary of the Company on October 7, 2010.  Mr. O’Keefe has served as Executive Services Partner with Tatum, LLC the largest Executive Services firm in the U.S. since September 2010. From August 2009 to July 2010, Mr. O’Keefe served as Managing Partner of Amerifund Capital Group LLC. Mr. O’Keefe served as Executive Vice President of Blast Energy Services, Inc. (“Blast”) from January 2004 through May 2004, at which time he became Blast’s Co-Chief Executive Officer, which position he held until March 2007, when he became Blast’s Chief Executive Officer, a position he held until June 2009. Blast (and its wholly-owned subsidiary) filed for Chapter 11 Bankruptcy in January 2007 and emerged from bankruptcy in February 2008. From January 2004, until March 2007, Mr. O’Keefe served as Chief Financial Officer of Blast. From September 1999 to October 2000, Mr. O’Keefe served as Vice President of Investor Relations of Santa Fe Snyder, and from October 2000 to December 2003, he served as Executive Vice President and CFO of Ivanhoe Energy. Mr. O’Keefe has a B.A. in Business from the University of Portsmouth, is a Chartered Accountant and graduated from the Program for Management Development (PMD) from the Harvard Graduate School of Business in 1985 under sponsorship of Sun Oil Company. Mr. O’Keefe has also served as a Director of Teo, Inc., a microwave technology development and food processing company for the past 5 years.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth compensation information with respect to our chief executive officer, our highly compensated executive officers at the end of our fiscal year, and individuals for whom disclosure would have been provided herein but for the fact they were not serving as an executive officer of the Company at the end of our fiscal year.

Name and Principal Position*	Fiscal Year	Salary ($)	Stock Awards ($)	Option Awards ($)	All Other Comp ($)	Total ($)

William A. Sawyer (1) (2) (3)	2010	$162,250	$29,000	$-	$6,000	$197,250
President and	2009	150,000	-	-	2,000	152,000
Chief Executive Officer

Donald L. Sytsma (1) (4)	2010	$120,000	$22,677	$-	$4,000	$146,677
Former CFO	2009	-	-	-	-	-

James J. Cerna, Jr. (2)	2010	$58,333	$-	$-	$-	$58,333
Former Chairman, President and	2009	153,125	-	-	2,000	155,125
Chief Executive Officer

William A. Sikora (2) (5)	2010	$-	$-	$-	$-	$-
Former President and	2009	63,736	8,846	267,083	2,000	$341,665
CEO

Malek A. Bohsali (2) (6)	2010	$-	$25,000	$-	$-	$25,000
Former CFO	2009	37,250	25,000	-	2,000	64,250

*Mr. O’Keefe is not included in the table above, nor in the description of Compensation below, as he did not serve as an executive of the Company as of March 31, 2010, and was appointed as CFO, Treasurer and Secretary on October 7, 2010.  The Company employs Mr. O’Keefe under a service agreement with Tatum LLC.

(1)
During the fiscal year ended March 31, 2010, Mr. Sawyer as Director was paid $6,000 for attendance at three Board of Directors meetings, and Mr. Sytsma as then CFO and corporate secretary was paid $4,000 for attendance at Board meetings.

(2)
During the fiscal year ended March 31, 2009, Messrs Sawyer, Cerna and Sikora as Company Directors were paid $2,000 for attendance at a Board meeting.  Mr. Bohsali was paid $2,000 for attending the Board meeting.

(3)
A stock award was granted to Mr. Sawyer of 50,000 shares of common stock for the Company’s joint venture partner’s commitment to and initial funding of their 70% working interest in the LEI 2009-III capital program.  The fair value of shares on the date earned was $0.58 per share for a total stock award of $29,000.

(4)
Mr. Sytsma was appointed CFO and Treasurer effective April 14, 2009 and resigned effective October 7, 2010. In addition to monthly cash compensation, Mr. Sytsma’s employment arrangement with the Company included a non-cash compensation component of 2,000 shares of common stock per month. The Company’s closing share price on the date Mr. Sytsma was appointed CFO was $0.56 per share. The fair value of shares earned is determined based on the closing share price on the last trading day of each month.

(5)
Mr. Sikora was appointed President and CEO of the Company on September 2, 2008, pursuant to an employment agreement dated thereof and incorporated by reference to the Form 8-K dated September 2, 2008 that was filed with the Securities and Exchange on September 4, 2008.  Mr. Sikora was elected a Director on November 18, 2008.  Pursuant to the employment agreement, Mr. Sikora’s initial year base salary was set at $125,000; he was granted non-qualified stock options to purchase 200,000 shares of the Company common stock at $2.60 per share that vested over two years; and he was to receive 19,230 shares of Company common stock.   On January 22, 2009, Mr. Sikora’s services with the Company ended and in accordance with the referenced employment agreement the options became fully vested.  At the time the options were issued to Mr. Sikora they were valued at $267,083 using the Black-Sholes Option Pricing Model and the entire fair value of the options were recognized by the Company upon the termination of services.  Additionally the Company issued 19,230 shares of restricted common stock to Mr. Sikora that were valued at $8,846 at the time of issuance by the Company.  Mr. Sikora served as President and CEO until January 22, 2009.

(6)	Mr. Bohsali served as CFO of the Company from April 10, 2007 through April 14, 2009.

Compensation of Named Executive Officers

William A. Sawyer

Mr. Sawyer co-founded the Company and was originally appointed to a position with the Company on June 13, 2006.  Mr. Sawyer has served as a Director and as its chief operating officer, until his appointment to president and CEO on January 22, 2009. On March 20, 2007, the Company entered into an employment agreement with Mr. Sawyer (filed as exhibit 10.6 to the Company's Annual Report on Form 10-KSB for the year ended March 31, 2007).  Mr. Sawyer’s agreement was for a period of three (3) years and provided for payment of $150,000 annually. Additionally, Mr. Sawyer’s employment agreement provided for certain payments in the event of termination of employment. Effective October 1, 2009, the Compensation Committee approved an increase to Mr. Sawyer’s base compensation to $162,000 per annum. Mr. Sawyers’ employment agreement terminated on March 20, 2010.  On October 7, 2010, the Compensation Committee approved an increase in Mr. Sawyer’s annual salary to $175,000 per year (effective as of October 1, 2010, the Board approved the immediate issuance to Mr. Sawyer of 17,500 shares of common stock under the Company’s 2010 Long Term Incentive Plan (the “Plan”), and an additional 17,500 shares of common stock under the Plan in the event the net production of the Company averages over 10,000 barrels of oil per month for a period of six months).  Mr. Sawyer also received 24,000 shares and options to purchase 12,000 shares of common stock in consideration for serving as a Director for the year ended March 31, 2010 and in consideration for services for the year ended March 31, 2011, respectively, as described in greater detail below under “Related Party Transactions.”

Donald L. Sytsma

Mr. Sytsma was appointed CFO and Treasurer on April 14, 2009 and Secretary on or around September 30, 2009, and he served as the principal accounting and financial officer for the Company until his resignation as CFO, Treasurer and Secretary on October 7, 2010. Mr. Sytsma’s prior compensation arrangement with the Company provided for a salary of $11,000 per month for services as required by the Company, plus 2,000 shares of Company common stock per month.  As severance pay in connection with Mr. Sytsma’s resignation on October 7, 2010, the Company agreed to pay Mr. Sytsma three months of salary and to issue Mr. Sytsma 30,000 restricted shares of common stock.

James J. Cerna, Jr.

Mr. Cerna co-founded the Company and was originally appointed a Director and CEO on May 19, 2006, and he was appointed as president on June 12, 2006.  On September 2, 2008, Mr. Cerna transferred his duties as president and CEO to Mr. Sikora and continued his role as Chairman of the Board.  On May 5, 2009, Mr. Cerna’s resigned as Chairman and Director . On March 20, 2007, the Company entered into an employment agreement with Mr. Cerna (filed as exhibit 10.5 to the Company's Annual Report on Form 10-KSB for the year ended March 31, 2007).  Mr. Cerna's agreement was for a period of 3 years and provided for payment of $175,000 annually in exchange for services to the Company.  The agreement also provided for certain payments in the event of termination of employment.  In connection with Company initiatives to scale back costs in response to low oil prices during our 4th fiscal quarter of 2009, Mr. Cerna agreed to suspend payment of his compensation under his employment agreement.   Pursuant to an agreement, effective August 1, 2009, the Company commenced remitting $7,292 per month until the remaining amount due under his employment agreement was paid. The Company has agreed to issue 86,027 shares of stock to Mr. Cerna on November 24, 2010 to terminate all liabilities and payment obligations to Mr. Cerna under this agreement.

William A. Sikora

Mr. Sikora was appointed President and CEO of the Company on September 2, 2008, pursuant to an employment agreement dated thereof and incorporated by reference to the Form 8-K dated September 2, 2008 that was filed with the SEC on September 4, 2008.  Pursuant to the employment agreement, Mr. Sikora’s initial year base salary was set at $125,000; he was granted non-qualified stock options to purchase 200,000 shares of the Company common stock at $2.60 per share that vested over two years; and he was to receive 19,230 shares of Company common stock.   On January 22, 2009, Mr. Sikora’s services with the Company ended and in accordance with the referenced employment agreement the options became fully vested.  At the time the options were granted to Mr. Sikora, they were valued at $267,083 using the Black-Sholes Option Pricing Model and the entire fair value of the options was recognized by the Company upon the termination of services.  Additionally, the Company issued 19,230 shares of restricted common stock to Mr. Sikora that were valued at $8,846 at the time of issuance.

Malek A. Bohsali

Mr. Bohsali served as CFO of the Company from April 10, 2007 through April 14, 2009, and served as corporate secretary until his resignation effective September 30, 2009. Mr. Bohsali received compensation listed in the above compensation table.

Other resources utilized in the Company’s operations are typically contractors or sub-contractors of vendors and service providers that are not owned directly or indirectly by the Company or any officer, Director or shareholder owning greater than five percent (5%) of our outstanding shares, nor are they members of the referenced individual’s immediate family.  Such sub-contracting engagement and per job payments are commonplace in the Company's business.  The Company expects to continue to utilize and pay such service providers and third party contractors as necessary to operate its day-to-day field operations.

Lucas 2010 Incentive Compensation Plan

The Company shareholders approved the Lucas Energy, Inc. 2010 Long Term Incentive Plan (“Incentive Plan” or “Plan”) at the annual shareholder meeting held on March 30, 2010.  The Incentive Plan provides the Company with the ability to offer stock options and restricted stock to employees, consultants and contractors as performance incentives.  Shares issuable under the Incentive Plan were registered on Form S-8 registration statement that was filed with the SEC on April 23, 2010.  The NYSE Amex approved this listing application for the shares issuable under the Incentive Plan on May 6, 2010.  As of November 15, 2010, an aggregate of 256,860 shares of common stock and options had been issued under the Incentive Plan.

Under the Incentive Plan, 900,000 shares of the Company’s common stock are authorized for initial issuance.  The number of shares available under the Plan are reduced one for one for each share delivered pursuant to an award under the Plan. Any issued shares that become available due to expiration, forfeiture, surrender, cancellation, termination or settlement in cash of an award under the Incentive Plan may be requested and used as part of a new award under the Plan.

The Plan is administered by the Compensation Committee and/or the Board in its discretion (the “Committee”).  The Committee interprets the Plan and has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the exercise price of stock options, the number of shares subject to awards, the expiration date of awards, and the vesting schedule or other restrictions applicable to awards.  The Plan allows the Company to grant the following types of awards: (1) incentive stock options, (2) non-qualified stock options, and (3) restricted shares (i.e., shares subject to such restrictions, if any, as determined by the Compensation Committee or the Board).

Outstanding Equity Awards at March 31, 2010

At the end of the Company’s fiscal year end, outstanding equity awards for issued and unexercised stock option awards are identified in the following table.  There are no outstanding equity awards that are unexercisable at the fiscal year ended March 31, 2010.

Outstanding Equity Awards at 2010 Fiscal Year End
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date

William A. Sikora – Former CEO and President	200,000	--	$2.60	9/02/2011

The Company does not currently have in place or provide retirement, disability or other benefits to its employees.

DIRECTOR COMPENSATION

The following table sets forth compensation information with respect to our Directors during our fiscal year ended March 31, 2010.

Director Compensation
Name	Fees earned or paid in cash ($)	Stock awards ($)	Total ($)

Peter K. Grunebaum	$6,000	$-	$6,000
J. Fred Hofheinz	6,000	-	6,000
W. Andrew Krusen	6,000	-	6,000

Non-employee and employee Directors were paid $2,000 per meeting attended during the fiscal year ending March 31, 2010. Non-employee Directors were paid $6,000 in cash for meeting fees during the fiscal year ended March 31, 2010.  Non-employee Directors have historically been granted shares of common stock for services provided to the Company as a Director. The table above does not include the shares or options described below, which were approved at the October 7, 2010 meeting, which have not been issued or finalized to date.

Compensation for serving as a Director for an individual that is a named executive officer is reflected in the above table on Executive Compensation.

The Board of Directors of the Company at a meeting held October 7, 2010 (the “Grant Date”), approved the issuance of 12,000 shares of common stock to each Director for services rendered during the April 1, 2009 to March 31, 2010 fiscal year (the “Shares”) and the grant of options to purchase 24,000 shares of common stock to each Director for services to be rendered during the April 1, 2010 to March 31, 2011 fiscal year (the “Options”) pursuant to the Company’s 2010 Long Term Incentive Plan (the “Plan”).  The Options have an exercise price of $2.07 per share, the mean of the highest and lowest trading prices of the Company’s common stock on the Grant Date, consistent with the terms of the Plan and vest to the Directors in tranches of 1/4th of such options per quarter (starting effective on April 1, 2010, the start of the 2011 fiscal year), with options to purchase 12,000 shares vesting as of the Grant Date, and options to purchase 6,000 shares of common stock vesting on December 31, 2010 and March 31, 2011, as long as such individuals remain as Directors.  The issuances and grants, as well as the consideration payable to Directors for attendance of meetings of the Directors and committees thereof for the fiscal year ending March 31, 2011, are described in greater detail above under Proposal No. 2.

CERTAIN RELATED PARTY TRANSACTIONS

During the past two fiscal years there have been no transactions between us and any officer, Director, or any shareholder owning greater than five percent (5%) of our outstanding shares, nor any member of the above referenced individual’s immediate family, except as set forth below or otherwise disclosed above under “Compensation of Named Executive Officers.

Related Party Transactions

The Company acquired approximately 2,771 gross oil and gas lease acreage (approx. 2,078 acres net to the Company’s interest) located in Wilson County, Texas from El Tex Petroleum, LLC (“El Tex”), which acquisition was approved by the Board in September 2009.  The leases have eight shut-in or plugged wellbores that the Company believes are good candidates for restoration and revitalization procedures.  The leasehold, wellbore and surface equipment acquisition price totaled approximately $1.0 million comprised of 637,887 shares of the Company’s common stock valued at $0.77 per share, or approximately $490,000, the Company’s assumption of $500,000 in debt plus accrued interest; and the remittance of $68,000 in cash.

One Director of the Company (J. Fred Hofheinz) holds an approximate 25.2% interest in El Tex while a second Lucas Board member (W. Andrew Krusen, Jr.) holds an indirect beneficial ownership interest in El Tex of approximately 18.8%.  Pursuant to NYSE Amex exchange rules, Company shareholders were required to approve the issuance of shares of common stock to El Tex due to the Directors holding in the aggregate more than a five percent (5%) indirect interest in the assets being acquired by the Company from El Tex.  Additionally, the note holder of the debt assumed by the Company, J. Fred Hofheinz, is a Director of the Company. In connection with the Company’s acquisition, the note holder agreed to convert the debt plus accrued interest due to him into shares of the Company’s common stock. Pursuant to NYSE Amex exchange rules, Company shareholders were required to approve the issuance of the shares of common stock to the Director.

At the Company’s shareholder meeting held on March 30, 2010, the shareholders approved the issuance of the shares of common stock to El Tex and the issuance of shares of common stock to the Director for the conversion of debt plus accrued interest assumed by the Company.  NYSE Amex approved the listing application for the shares to be issued and on May 25, 2010 the Company issued 637,887 shares of common stock to El Tex and 683,686 shares of common stock to the Director that held the debt assumed by the Company.  The shares of common stock were issued at $0.77 per share which was the fair value of the shares at the time the acquisition was agreed and effected in September 2009.

           Three wells acquired by Lucas from El Tex are part of the LEI 2009-III capital program, while one well is part of the LEI 2009-II six well program.

In addition, on February 23, 2010, Lucas paid $250,000 to El Tex for to acquire leases on additional properties.

In or around May 2010, the Company issued William A. Sawyer, the Company’s President and CEO, 50,000 shares of common stock in connection with the Company’s joint venture partner’s commitment to and initial funding of their 70% working interest in the LEI 2009-III capital program.

The Board at a meeting held October 7, 2010 (the “Grant Date”), approved the issuance of 12,000 shares of common stock to each Director for services rendered during the April 1, 2009 to March 31, 2010 fiscal year (the “Shares”) and the grant of options to purchase 24,000 shares of common stock to each Director for services to be rendered during the April 1, 2010 to March 31, 2011 fiscal year (the “Options”) pursuant to the Company’s 2010 Long Term Incentive Plan (the “Plan”).  The Options have an exercise price of $2.07 per share, the mean of the highest and lowest trading prices of the Company’s common stock on the Grant Date, consistent with the terms of the Plan and vest to the Directors in tranches of 1/4th of such options per quarter (starting effective on April 1, 2010, the start of the 2011 fiscal year), with options to purchase 12,000 shares vesting as of the Grant Date, and options to purchase 6,000 shares of common stock vesting on December 31, 2010 and March 31, 2011, as long as such individuals remain as Directors of the Company.  The issuances and grants, as well as the consideration payable to Directors for attendance of meetings of the Directors and committees thereof for the fiscal year ending March 31, 2011, are described in greater detail above under Proposal No. 2.

On October 7, 2010, the Compensation Committee approved an increase in Mr. Sawyer’s annual salary to $175,000 per year (effective as of October 1, 2010, the Board approved the immediate issuance to Mr. Sawyer of 17,500 shares of common stock under the Company’s 2010 Long Term Incentive Plan (the “Plan”), and an additional 17,500 shares of common stock under the Plan in the event the net production of the Company averages over 10,000 barrels of oil per month for a period of six months.

Mr. Sytsma was appointed CFO and Treasurer of the Company on April 14, 2009 and Secretary on or around September 30, 2009, and he served as the principal accounting and financial officer for the Company until his resignation on October 7, 2010. Mr. Sytsma’s prior compensation arrangement provided for a salary of $11,000 per month for services as required by the Company, plus 2,000 shares of Company common stock per month.

As severance pay in connection with Mr. Sytsma’s resignation on October 7, 2010, the Company agreed to pay Mr. Sytsma three months of salary and to issue Mr. Sytsma 30,000 restricted shares of common stock.

On October 7, 2010, John O’Keefe was appointed as the CFO, Treasurer and Secretary of the Company.

It is our policy that any future material transactions between us and members of management or their affiliates shall be on terms no less favorable than those available from unaffiliated third parties.

DIRECTOR INDEPENDENCE

During the year ended March 31, 2010, the Board determined that a majority of the Board is independent under the definition of independence and in compliance with the listing standards of the NYSE Amex listing requirements. Based upon these standards, the Board has determined that all of the Directors are independent, with the exception of Mr. Sawyer, our President and CEO.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year that ended on March 31, 2010, the Board held four meetings.  All Directors attended all meetings of the Board and all committee meetings on which the Director served during fiscal year 2010. All of the current Directors attended our fiscal year 2009 annual shareholder meeting held on March 30, 2010.

The Board has a standing Audit Committee, Compensation Committee, and Nominating Committee.

The Audit Committee currently consists of Mr. Grunebaum (chair), Mr. Hofheinz and Mr. Krusen, each of whom is independent as defined in Section 803(A) of the NYSE Amex LLC Company Guide.  The Audit Committee’s function is to provide assistance to the Board in fulfilling the Board’s oversight functions relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of the Company’s independent auditors, and perform such other activities consistent with its charter and our By-laws as the Committee or the Board deems appropriate.  The Audit Committee produces an annual report for inclusion in our proxy statement.  The Audit Committee is directly responsible for the appointment, retention, compensation, oversight and evaluation of the work of the independent registered public accounting firm (including resolution of disagreements between our management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall review and pre-approve all audit services, and non-audit services that exceed a de minimis standard, to be provided to us by our independent registered public accounting firm. The Audit Committee carries out all functions required by the NYSE AMEX, the SEC and the federal securities laws. The Board has determined that Mr. Grunebaum, Mr. Hofheinz and Mr. Krusen are “independent,” and at least one member is an “audit committee financial expert” as defined in the SEC’s Regulation S-K, Item 407(d).  During fiscal year 2010, the Audit Committee held four meetings. The Audit Committee’s charter is available on our website at www.lucasenergy.com.

The Compensation Committee is comprised of Mr. Krusen (chair), Mr. Grunebaum and Mr. Hofheinz, each of whom is independent as defined in Section 803(A) of the NYSE Amex LLC Company Guide.  The purpose of the Compensation Committee is to oversee the responsibilities relating to compensation of our executives and produce a report on executive compensation for inclusion in our proxy statement.  The Compensation Committee may delegate its authority to subcommittees of independent Directors, as it deems appropriate.  During fiscal year 2010, the Compensation Committee held four meetings. The Compensation Committee’s charter is available on our website at www.lucasenergy.com.

The Nominating Committee is comprised of Mr. Hofheinz (chair), Mr. Grunebaum and Mr. Krusen, each of whom is independent as defined in Section 803(A) of the NYSE Amex LLC Company Guide.   This Committee is responsible for (1) establishing criteria for selection of new Directors and nominees for vacancies on the Board, (2) approving Director nominations to be presented for shareholder approval at the Company’s annual meeting, (3) identifying and assisting with the recruitment of qualified candidates for Board membership and for the positions of Chairman of the Board and Chairmen of the committees of the Board, (4) recommending to the Board to accept or decline any tendered resignation of a Director, (5) considering any nomination of Director candidates validly made by shareholders, (6) reviewing any Director conflict of interest issues and determining how to handle such issues, (7) insuring a review of incumbent Directors’ performance and attendance at Board and committee meetings in connection with the independent Directors’ decision regarding Directors to be slated for election at the Company’s annual meeting, (8) providing appropriate orientation programs for new Directors, (9) reviewing and assessing the adequacy of the Company’s corporate governance policies and practices and recommending any proposed changes to the Board, and (10) proposing any necessary actions to the Board.  We have not paid any third party a fee to assist in the process of identifying and evaluating candidates for Director. During fiscal year 2010, the Nominating Committee held one meeting. The Nominating Committee’s charter is available on our website at www.lucasenergy.com.

NOMINATIONS FOR THE BOARD OF DIRECTORS

The Nominating Committee of the Board considers nominees for Director  based upon a number of qualifications, including their personal and professional integrity, ability, judgment, and effectiveness in serving the long-term interests of the Company’s shareholders.  There are no specific, minimum or absolute criteria for Board membership. The Committee makes every effort to ensure that the Board and its Committees include at least the required number of independent Directors, as that term is defined by applicable standards promulgated by the NYSE Amex and/or the SEC.

The Nominating Committee may use its network of contacts to compile a list of potential candidates.  The Nominating Committee has not in the past relied upon professional search firms to identify Director nominees, but may engage such firms if so desired.  The Nominating Committee may meet to discuss and consider candidates’ qualifications and then choose a candidate by majority vote.

The Nominating Committee will consider qualified Director candidates recommended in good faith by shareholders, provided those nominees meet the requirements of AMEX and applicable federal securities law. The Nominating Committee’s evaluation of candidates recommended by shareholders does not differ materially from its evaluation of candidates recommended from other sources.  Any shareholder wishing to recommend a nominee should submit the candidate’s name, credentials, contact information and his or her written consent to be considered as a candidate.  These recommendations should be submitted in writing to the Company, Attn: Corporate Secretary, Lucas Energy, Inc., 3555 Timmons Lane, Suite 1550, Houston, Texas 77027.  The proposing shareholder should also include his or her contact information and a statement of his or her share ownership.  The Committee may request further information about shareholder recommended nominees in order to comply with any applicable laws, rules or regulations or to the extent such information is required to be provided by such shareholder pursuant to any applicable laws, rules or regulations.

AUDIT COMMITTEE REPORT

Our management has the primary responsibility for the financial statements and the reporting process, including our system of internal controls and disclosure controls and procedures. The independent registered public accounting firm audits our financial statements and expresses an opinion on the financial statements based on the audit. The Audit Committee oversees on behalf of the Board (i) our accounting and financial reporting processes and (ii) the audits of our financial statements.

We met and held discussions with management and GBH, our independent registered public accounting firm for fiscal 2010. Management represented to us that our consolidated financial statements for the fiscal year ended March 31, 2010 were prepared in accordance with accounting principles generally accepted in the United States. We reviewed and discussed the consolidated financial statements with both management and GBH. We also discussed with GBH the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

We discussed with GBH the overall scope and plans for the audit. We met with GBH, with and without management, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

We discussed with GBH their independence from management and us, and received GBH’s written disclosures and letter required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

Based on the foregoing, the Audit Committee recommended that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010, for filing with the SEC.

Audit Committee

Peter K. Grunebaum, Chairman
J. Fred Hofheinz
W. Andrew Krusen, Jr.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON:

(a)           No officer or Director has any substantial interest in the matters to be acted upon, other than his role as an officer or Director, and other than as a result of Proposal 5, relating to the ratification of the issuance of certain shares of common stock and grant of options to the Directors of the Company.

(b)           No Director has informed the Company that he intends to oppose the action taken by the Company set forth in this proxy.

SHAREHOLDER PROPOSALS

No security holder has requested the Company to include any proposals in this proxy. Shareholder proposals intended to be eligible for inclusion in the Company's Proxy Statement and proxy card relating to the 2012 Annual Meeting of shareholders of the Company must be submitted to the Company in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, not earlier than the close of business on July 26, 2011, and not later than the close of business on September 24, 2011, together with written notice of the shareholder's intention to present a proposal for action at the 2012 Annual Meeting of shareholders, unless our Annual Meeting date occurs more than 30 days before or 30 days after January 10, 2012. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2012 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the Annual Meeting or, if the first public announcement of the date of the Annual Meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting. The notice must be personally delivered to the Company or sent by first class certified mail, return receipt requested, postage prepaid, and must include the name and address of the shareholder, the number of voting securities held by the shareholder of record, a statement that the shareholder holds such shares beneficially and the text of the proposal to be presented for vote at the meeting, and a statement in support of the proposal.

A shareholder proposal is a shareholder's recommendation or requirement that the Company and/or the Board take action, which the shareholder intends to present at the 2012 Annual Meeting of the Company's shareholders. The proposal should state as clearly as possible the course of action that the shareholder believes the Company should follow and should be accompanied by a supporting statement. The proposal, including the accompanying supporting statement, may not exceed 500 words. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

FINANCIAL AND OTHER INFORMATION

The information under Items 7, 7A, 8 and 9 in the Company’s Annual Report on Form 10-K for the year ended March 31, 2010 and the information under Items 1, 2 and 3 in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2010 and September 30, 2010 is incorporated herein by reference.

OTHER MATTERS

The Board knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the person(s) named in the enclosed Proxy card to vote shares they represent as the Company may recommend or in accordance with their best judgment, pursuant to the discretionary authority granted by the Proxy.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been enclosed.

By Order of the Board of Directors:

/s/ William A. Sawyer
William A. Sawyer
Chief Executive Officer Houston, Texas November 24, 2010

FORM OF PROXY
(SEE ATTACHED)

LUCAS ENERGY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JANUARY 10, 2011 AT 10:30 AM
CONTROL ID:
PROXY ID:
PASSWORD:		ISSUER SERVICES – PROXY DEPT. 201 Shannon Oaks Circle Suite 105 Cary, NC 27511-5570

The undersigned stockholder of LUCAS ENERGY, INC., a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of the Company, each dated November 24, 2010, and hereby appoints William A. Sawyer and John O’Keefe (the “Proxies”) proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Shareholders of the Company, to be held on January 10, 2011 at 10:30 a.m. central standard time at 2000 Bering Drive, Houston, Texas 77057, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by fax or internet, please DO NOT mail your proxy card.

ABC HOLDER 400 MY STREET CHICAGO, IL 60605
MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/LEI
PHONE:	Call toll free 1-866-752-8683

ANNUAL MEETING OF THE STOCKHOLDERS OF LUCAS ENERGY, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS BELOW

Proposal 1	ELECTION OF DIRECTORS	à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
			☐	☐
	1. J. Fred Hofheinz				☐
	2. William A. Sawyer				☐	CONTROL ID:
	3. Peter K. Grunebaum				☐	PROXY ID:
	4. W. Andrew Krusen, Jr.				☐	PASSWORD:

Proposal 2	RATIFICATION OF THE ISSUANCE OF SHARES OF COMMON STOCK AND THE GRANT OF OPTIONS TO THE COMPANY’S DIRECTORS	à	FOR	AGAINST	ABSTAIN
			☐	☐	☐

Proposal 3
APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE THE BOARD TO ISSUE SHARES OF PREFERRED STOCK WITH SUCH DESIGNATIONS AND OTHER RIGHTS AS IT SHALL DETERMINE IN ITS SOLE DETERMINATION
		à	FOR	AGAINST	ABSTAIN
			☐	☐	☐

Proposal 4	RATIFICATION OF THE BOARDS’ AUTHORITY TO ISSUE A STOCK DIVIDEND OF THE COMPANY’S COMMON STOCK IN A RANGE FROM BETWEEN 2% AND 10% IN ITS SOLE DISCRETION	à	FOR	AGAINST	ABSTAIN
			☐	☐	☐

Proposal 5	RATIFICATION OF GBH CPAS, PC (“GBH”), AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEARS ENDING MARCH 31, 2011 AND 2010 AND GBH’S REPORT DATED JULY 14, 2010	à	FOR	AGAINST	ABSTAIN
			☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “For” Proposals 1 though 5 above and all such other business as may properly come before the meeting in the sole determination of the Proxies.

MARK HERE FOR ADDRESS CHANGE   ☐  New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, _____

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)

Exhibit A

LUCAS ENERGY, INC.

FORM OF AMENDMENT

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

LUCAS ENERGY, INC.

ARTICLE FOUR, CAPITAL STOCK. (continued)

A.           General Authorization.

The Corporation has the authority to issue One Hundred Ten Million (110,000,000) shares of stock consisting of:

(1)	Common Stock. One Hundred Million (100,000,000) shares of common stock, having a par value of $0.001 per share (the “Common Stock”); and

(2)	Preferred Stock. Ten Million (10,000,000) shares of Preferred Stock having a par value of $0.001 per share (the “Preferred Stock”).

All capital stock when issued shall be fully paid and nonassessable.  No holder of shares of stock of this Corporation is entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter issue.

B.           Common Stock.

(1)	Number of Shares. The Common Stock shall consist of One Hundred Million (100,000,000) shares.

(2)
Voting.  Except as provided in these Articles of Incorporation or by applicable law, each holder of Common Stock is entitled to one vote for each share of Common Stock held of record on all matters as to which Common Stockholders are entitled to vote, which voting rights shall not be cumulative in any election of Directors.

(3)
Other Rights.  Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment.  Except for and subject to those rights expressly granted to the holders of Preferred Stock and except as may be provided by the laws of the State of Nevada, the Common Stockholders shall have all other rights of stockholders.

C.           Preferred Stock.

Subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Corporation:

(1)
The designation of such class or series, the number of shares to constitute such class or series which may be increased (but not below the number of shares of that class or series then outstanding) by a resolution of the Board of Directors;

(2)	Whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights;

(3)
The dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any share of stock of any other class or any other shares of the same class;

(4)
Whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption or a formula to determine the times, prices and such other conditions;

(5)
The amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(6)
Whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(7)
Whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchanges;

(8)
The limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of the Common Stock or shares of stock of any other class or any other series of the same class;

(9)
The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

(10)
The ranking (be it pari passu, junior or senior) of each class or series vis-à-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters;

(11)
Facts or events to be ascertained outside the articles of incorporation of the Corporation, or the resolution establishing the class or series of stock, upon which any rate, condition or time for payment of distributions on any class or series of stock is dependent and the manner by which the fact or event operates upon the rate, condition or time of payment;

(12)
Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of the Articles of Incorporation of this Corporation, to the full extent permitted by the laws of the State of Nevada.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

2. The articles have been amended as follows: (provide article numbers, if available)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

x

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.
 This form must be accompanied by appropriate fees. Nevada Secretary of State Amend Profit-After Revised: 3-6-09